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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-98232-LA) pertaining to the Photon Dynamics, Inc. 1987 Stock Option
Plan; the Registration Statement (Form S-8 No. 333-05283) pertaining to the Photon Dynamics, Inc. 1987 Stock Option Plan and 1995 Stock Option Plan; the Registration Statement (Form S-8 No. 333-51413) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and 1995 Employee Stock Purchase Plan of our report dated October 22, 1998, with respect to the consolidated financial statements of Photon Dynamics, Inc., included in this Annual Report (Form 10-
KSB), for the year ended September 30, 1998.

                                                           /s/ Ernst & Young LLP

San Jose, California
December 16, 1998